Exhibit 99.3

AMERICAN ELECTRIC TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Except where specifically noted, the following information and all other information contained herein gives effect to the 1-for-5 reverse split of the common stock of American Electric Technologies, Inc. that was effective on May 15, 2007.

On December 1, 2006, M & I Electric Industries, Inc. (“M & I”) entered into a definitive merger agreement with American Access Technologies, Inc. (“American Access”). In connection with the merger, which became effective on May 15, 2007, M & I merged with a wholly owned subsidiary of American Access and the stockholders of M & I received shares of American Access as consideration for the merger. American Access changed its name to American Electric Technologies, Inc. (referred to herein as “American Access”). The following unaudited pro forma condensed combined financial statements give effect to the merger transaction which was completed on May 15, 2007. For accounting purposes, M & I acquired American Access in the merger. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of American Access, while the historical results of M & I are reflected in the results of the combined company. The transaction will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the tangible and intangible assets of American Access acquired and liabilities of American Access assumed in connection with the transaction, based on their estimated fair values.

For purposes of these unaudited pro forma condensed combined financial statements, M & I and American Access allocated the purchase price of the transaction to the assets acquired and liabilities assumed based on their fair value at the acquisition date (see Note 2, “Purchase Price,” below). The final determination of the fair values was made on the acquisition date, and was based on the actual net assets of American Access that existed as of such date.

The unaudited pro forma condensed combined financial statements presented below are based on the historical financial statements of American Access and M & I, adjusted to give effect to the acquisition of American Access by M & I for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 gives effect to the proposed merger as if it occurred on March 31, 2007 and combines the historical balance sheets of American Access and M & I as of March 31, 2007. The M & I balance sheet information was derived from its unaudited condensed consolidated balance sheet as of March 31, 2007 that are filed as Exhibit 99.1 to this Form 8-K/A. The American Access balance sheet information was derived from its unaudited condensed consolidated balance sheet as of March 31, 2007 included in the Form 10-QSB that was filed with the SEC on May 14, 2007 by American Access.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 are presented as if the merger was consummated on January 1, 2006 and combines the historical results of American Access and M & I for the three months ended March 31, 2007 and the year ended December 31, 2006. The historical results of M & I were derived from its unaudited condensed consolidated statement of operations for the three months ended March 31, 2007 that is filed as Exhibit 99.1 to this Form 8-K/A and its audited statement of operations for the year ended December 31, 2006 that is filed as Exhibit 99.1 to this Form 8-K/A. The historical results of American Access were derived from its unaudited condensed consolidated statement of operations for the three months ended March 31, 2007 included in its quarterly report on Form 10-QSB that was filed on May 14, 2007 and audited consolidated statement of operations for the year ended December 31, 2006 included in its annual report on Form 10-KSB that was filed on March 12, 2007.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had American Access and M & I been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements referred to above.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Pro Forma Condensed Combined Statement of Operations

(in thousands except per share amounts)

Year Ended December 31, 2006

(Unaudited)

	M & I	AAT	Pro Forma Adjustments		Pro Forma Combined
Net Sales	$45,419	$8,379	—		$53,798

Cost of sales	38,068	6,411	—		44,479

Gross profit	7,351	1,968	—		9,319
Operating expenses
Selling, general and administrative	4,103	2,050	(100	)(I)	6,053

Income (loss) from operations	3,248	(82)	100		3,266

Other income (expense):	632	57	—		689

Income (loss) before income tax expense	3,880	(25)	100		3,955

Income tax expense	1,442	—	(180	)(H)	1,262

Net income (loss)	$2,438	$(25)	$280		$2,693

	Year Ended December 31, 2006
	Historical	Pro Forma
Net income per share—basic	$0.00	$0.36
Net income per share—diluted	$0.00	$0.35
Weighted average common shares outstanding—basic	1,500,396	7,580,088
Weighted average common shares outstanding—diluted	1,500,396	7,586,332

The per share and weighted average information above reflects the 1-for-5 reverse split of the common stock of American Electric Technologies, Inc. that was effective on May 15, 2007.

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Pro Forma Condensed Combined Balance Sheet

March 31, 2007

(in thousands except per share amounts)

(Unaudited)

	M & I	AAT	Pro Forma Adjustment		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,826	$824	—		$2,650
Accounts receivable, net of allowance	8,139	1,119	—		9,258
Accounts receivable, related party and other	188	204	$(202	)(C)	190
Inventories, net of allowance	2,266	1,527	—		3,793
Costs and estimated earnings in excess of billings on uncompleted contracts	4,130	—	—		4,130
Prepaid expenses and other current assets	249	148	—		397
Advances to employees	68	—	—		68
Deferred federal income taxes	332	—	—		332

Total current assets	17,198	3,822	(202)		20,818
Property, plant and equipment, net	2,601	2,760	(988	)(G)	4,373
Marketable securities	224	—	—		224
Intangible assets	—	62	(22	)(G)	40
Other assets, net	11	49	(18	)(G)	42
Advances to an investment in joint ventures	2,665	—	—		2,665
Customer agreements	—	—	111	(E)	111
Deferred tax asset	—	—	3,022	(F)	3,022
Deferred merger costs	580	—	(580	)(D)	—

Total assets	$23,279	$6,693	$1,323		$31,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,350	$703	—		$5,053
Accounts payroll and benefits	976	136	—		1,112
Accrued expenses	564	64	$(202	)(C)	426
Billings in excess of costs and estimated earnings on uncompleted contracts	2,057	—	—		2,057
Income taxes payable	562	—	—		562

Total current liabilities	8,509	903	(202)		9,210

Notes payable to stockholders	500	—	—		500
Deferred income taxes	80	—	—		80

Total liabilities	9,089	903	(202)		9,790
Commitments, Contingencies and Other Matters
Stockholders’ Equity:
Series A common stock	$266	$—	$(266	)(A)	$—
Series B common stock	1	—	(1	)(A)	—
Common stock	—	8	30	(A)	38
Additional paid-in capital	653	15,845	266	(A)
	—	—	1	(A)
	—	—	(30	)(A)
	—	—	(752	)(A)
	—	—	(10,063	)(B)
	—	—	(580	)(D)
	—	—	(988	)(G)
	—	—	(22	)(G)
	—	—	3,022	(F)
	—	—	(18	)(G)
	—	—	111	(E)	7,445
Accumulated other comprehensive income	134	—	—		134
Retained earnings (deficit)	13,888	(10,063)	10,063	(B)	13,888

	14,942	5,790	773		21,505
Less: treasury stock, at cost	752	—	(752	)(A)	—

Total stockholders’ equity	14,190	5,790	1,525		21,505

Total liabilities and stockholders’ equity	$23,279	$6,693	$1,323		$31,295

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2007

(in thousands except per share amounts)

(Unaudited)

	M & I	AAT	Pro Forma Adjustments		Pro Forma Combined
Net Sales	$12,318	$2,055	—		$14,373
Cost of sales	10,930	1,773	—		12,703

Gross profit	1,388	282	—		1,670
Operating expenses
Selling, general and administrative	1,000	557	—		1,557

Income (loss) from operations	388	(275)	—		113

Other income (expense):	784	48	—		832

Income (loss) before income tax expense	1,172	(227)	—		945

Income tax expense	434	—	(50	)(H)	384

Net income (loss)	$738	$(227)	$50		$561

	Three Months Ended March 31, 2007
	Historical	Pro Forma
Net income per share—basic	$0.00	$0.07
Net income per share—diluted	$0.00	$0.07
Weighted average common shares outstanding—basic	1,515,556	7,595,248
Weighted average common shares outstanding—diluted	1,515,556	7,620,026

The per share and weighted average information above reflects the 1-for-5 reverse split of the common stock of American Electric Technologies, Inc. that was effective on May 15, 2007.

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Three Months Ended March 31, 2007 and the Year Ended December 31, 2006

1. Description of Transaction and Basis of Presentation

On December 1, 2006, an Agreement and Plan of Merger (“merger”) was entered into among American Access Technologies, Inc. (“American Access”, “AAT”), M & I Electric Industries, Inc. (“M & I”), a Texas corporation, and AAT Merger Sub, Inc. (“Merger Sub”), a Florida corporation which is AAT’s wholly owned subsidiary. On March 13, the First Amendment to the Agreement and Plan of Merger was executed and on April 3, 2007, the Second Amendment to the Agreement and Plan of Merger was executed.

On May 15, 2007 American Access closed the merger with M & I and Merger Sub merged with and into M & I and M & I survived the merger as a wholly-owned subsidiary of American Access.

As a result of the merger, each outstanding share of M & I capital stock was converted into shares of American Access common stock as described in the merger agreement. American Access issued, and M & I stockholders received, in a tax-free exchange, shares of American Access common stock such that M & I stockholders own approximately 80% of the combined company and American Access stockholders own approximately 20% on a diluted basis using the treasury stock method at the effective time of the merger, which includes the actual number of shares of AAT common stock outstanding plus an additional number of shares of our common stock assuming the exercise of our outstanding in-the-money stock options and stock purchase warrants as of the effective time less the number of shares that American Access can purchase from the market with the option and warrant exercise proceeds.

Because M & I stockholders own approximately 80% of the voting stock of the combined company, M & I acquired American Access in the merger for accounting purposes. As a result, the merger will be treated by American Access as a reverse merger under the purchase method of accounting in accordance with United States generally accepted accounting principles. The aggregate consideration paid in connection with the merger, including the direct costs of acquisition, will be allocated to American Access’ tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of American Access will be consolidated into the results of operations of M & I as of the effective time of the merger.

In connection with the Merger, American Access changed its name to American Electric Technologies, Inc. and declared a 1-for-5 reverse stock split of its Common Stock. The number of shares issuable to the M & I stockholders was reduced by the 1-for-5 reverse stock split; however, the percentage ownership of the American Access stockholders was not affected by the reverse stock split. Following the completion of the merger and the reverse stock split, approximately 7.6 million shares of Common Stock are outstanding.

2. Purchase Price

On December 1, 2006, American Access had 1,515,549 shares of common stock outstanding (as adjusted for the reverse stock split discussed above). The market price of American Access common stock based on the five-day average of the closing prices of American Access’ common stock around and including the announcement date of the proposed transaction (November 27, 2006 through December 1, 2006, inclusive) was $5.45 per share (as adjusted for the reverse stock split discussed above).

Management agreed with the opinion of its financial adviser that the market price of American Access common stock did not represent fair value of American Access as an entity. Based on the opinion of professional investment advisers, which noted that the shares issued in the merger were not registered under the Securities Act of 1933 and were restricted securities which could not be sold in the open market without the satisfaction of Rule 144 restrictions, management concluded that it would be appropriate to discount the market price by approximately 18% to determine the fair value of such shares for calculating the purchase price of the merger. The purchase price is based on the fair value of the assets acquired and liabilities assumed as of the closing date of the merger and M & I’s final transaction costs to complete the merger.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Three Months Ended March 31, 2007 and the Year Ended December 31, 2006

The total purchase price of the proposed merger is as follows (in thousands):

Fair value of American Access’ common stock (net of 18% discount)	$6,773
Fair value of American Access stock options and warrants	78
Capitalized transaction costs of M & I	1,044
Total purchase price	$7,895

Consistent with the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of American Access based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of the acquired tangible and intangible assets and liabilities assumed, if any, is reflected as goodwill and periodically evaluated for impairment. The excess of the fair values of the net assets acquired over the purchase price, if any, is negative goodwill. Negative goodwill is allocated to certain non-current assets on a pro rata basis.

The allocation of the purchase price as of March 31, 2007 for the acquired assets and liabilities of the merger is as follows (in thousands):

Assets acquired:
Cash and cash equivalents	$824
Accounts receivable, net	1,323
Inventories, net	1,527
Other assets, current	148
Property, plant and equipment	1,772
Deferred tax asset	3,022
Intangible assets	40
Other assets, non-current	31

8,687

Liabilities assumed:
Accounts payable and accrued expenses	(903)

(903)
Customer agreements	111

$7,895

3. Purchase Accounting and Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to the acquisition of American Access by M & I for accounting purposes.

The purchase accounting and pro forma adjustments, based on applicable values as of December 31, 2006 and March 31, 2007, are as follows:

(A) To reflect the recapitalization of all outstanding shares of M & I’s common stock into American Access common stock and the elimination of M & I’s treasury stock pursuant to the merger agreement. Upon completion of the merger, all outstanding shares of M & I were exchanged for 6,079,692 shares (as adjusted for the reverse stock split discussed above) of American Access common stock at par value of $0.001.

(B) To eliminate American Access historical stockholders’ equity accounts.

(C) To eliminate inter-company receivable/payable balance of approximately $89,000 at December 31, 2006, and approximately $202,000 at March 31, 2007 for the transaction costs of the merger.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Three Months Ended March 31, 2007 and the Year Ended December 31, 2006

(D) To reflect the elimination of Deferred merger costs which were accounted for via the purchase price allocation further explained in Footnote 2.

(E) To reflect the value of customer agreements being acquired.

(F) To reflect the Deferred tax asset which reflects approximately $7 million in net operating loss carry-forwards acquired after adjusting for the tax effect.

(G) To reflect the pro rata allocation of negative goodwill after adjusting for the tax effect.

(H) To reflect reduction of income tax due to tax loss carry-forward of American Access.

(I) To eliminate $100,000 of accounting fees related to the merger that are nonrecurring charges that have been included in the historical financial statements and are not reflected in the pro forma condensed combined statement of operations. This adjustment pertains to the year ended December 31, 2006 only.

4. Net income (loss) per common share

We computed income (loss) per common share in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share,” which requires the presentation of both basic and diluted earnings (loss) per share.

Basic net income (loss) per common share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. For the twelve months ended December 31, 2006, the weighted average number of shares used in the historical computation is 1,500,396 which is derived by utilizing the actual weighted average number of AAT shares outstanding for the twelve months ended December 31, 2006 and then dividing by five to affect the results of the one-for-five stock split. The number of shares used in the pro forma computation is 7,580,088 which is derived by combining the number of outstanding AAT shares and the total number of shares issued to acquire M&I and then dividing by five to affect the results of the one-for-five stock split.

For the three months ended March 31, 2007, the weighted average number of shares used in the historical computation is 1,515,556 which is derived by utilizing the actual weighted average number of AAT shares outstanding for the three months ended March 31, 2007 and then dividing by five to affect the results of the one-for-five stock split. The number of shares used in the pro forma computation is 7,595,248 which is derived by combining the number of outstanding AAT shares and the total number of shares issued to acquire M&I and then dividing by five to affect the results of the one-for-five stock split.

Upon completion of the merger, all outstanding shares of M & I common stock were exchanged for 30,398,460 shares of American Access common stock and the pro forma computation adjusts the historical amount by this amount.